EXHIBIT 10.3

OBLIGATION EXCHANGE AGREEMENT AND RELEASE

THIS OBLIGATION EXCHANGE AGREEMENT AND RELEASE (this “Agreement”) is made and entered into effective as of the 5th day of May, 2008, by and between Gabriel Technologies Corporation, a Delaware corporation (the “Company”), and TLR Consulting, LLC, a South Carolina limited liability company (“TLR Consulting”).  The Company and TLR Consulting are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Company has an outstanding Promissory Note dated January 23, 2007 in the original principal amount of $175,000, payable to the order of TLR Consulting (the “Note”);

WHEREAS, as of the date hereof, the Parties agree that the total outstanding obligations (including principal and interest) of the Company under the Note are $191,000; and

WHEREAS, TLR Consulting desires to exchange the Note for stock equivalent units of the Company (“Units”), a warrant to purchase Units (the “Warrant”), and certain other consideration provided for herein, and the Company is willing to do so provided that such exchange settles and releases all outstanding obligations, debts, and liabilities with respect to the Note pursuant to the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and confessed, the Parties agree as follows:

1.    CONSIDERATION.

(a)           Upon the execution and delivery of this Agreement by TLR Consulting to the Company and the cancellation and delivery of the Note pursuant to Section 2 below, the Company shall issue:

(i)           477,500 Units to TLR Consulting and, concurrent therewith, the Parties shall enter into a Stock Equivalent Unit Participation Agreement in the form of Exhibit A attached hereto (the “Participation Agreement”).  The Units shall not be certificated, will be governed by this Agreement and the Participation Agreement, and will be represented solely by an account to be maintained by the Company as set forth in the Participation Agreement; and

(ii)           a Warrant to purchase up to 477,500 Units to TLR Consulting at an exercise price of $0.40 per Unit (the “Warrant Consideration”). The Warrant Consideration shall be evidenced by a Warrant Certificate in the form of Exhibit B attached hereto (the “Warrant Certificate”).

(b)           In addition to the Units and Warrant Consideration described above, TLR Consulting shall receive one payment equal to 0.5% of an IP Event (as defined below), within 10 business days after the IP Event. For purposes of this Agreement, an “IP Event” is defined as the receipt by the Company or any of its subsidiaries of net proceeds of at least $10 Million (in cash or the fair market value of non-cash consideration) from licensing, sale, transfer, settlement or other transaction with one of more third parties relating to intellectual property of the Company or its subsidiaries, or a merger, consolidation, share exchange or sale of all or substantially all of the stock or assets of the Company or its Subsidiaries.

2.    DELIVERY AND CANCELLATION OF NOTE.  Concurrent with the execution of the Agreement, TLR Consulting shall deliver to the Company the Note which shall be marked “cancelled” by the Company.  With such delivery and cancellation, TLR Consulting agrees that all obligations of the Company in respect to the Note (including without limitation obligations triggered by an “IP Event” as described in Section 2 of the Note which are replaced and superseded by the consideration provided for in Section 1(b) of this Agreement) are satisfied or waived and released as herein provided. Notwithstanding the foregoing, the warrants issued to TLR Consulting as provided for in the Note shall remain in effect in accordance with the warrant certificate delivered by the Company to TLR Consulting as specified in the Note.

3.    TLR CONSULTING REPRESENTATIONS AND WARRANTIES.  As of the date hereof, TLR Consulting represents and warrants the following:

(a)           It has not assigned, pledged, or transferred in any manner to any person or entity any right, title, or interest to the Note or any of the TLR Consulting Claims (defined in Section 5 below);

(b)           It is free to enter into this Agreement and to perform each of its terms and covenants;

(c)           It is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement;

(d)           Its execution and performance of this Agreement is not a violation or breach of any other agreement between TLR Consulting and any other person or entity;

(e)           This Agreement is a legal, valid and binding agreement of TLR Consulting, enforceable in accordance with its terms;

(f)           It recognizes that acquiring the Units and Warrant Consideration involve a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity of the Units and Warrant Consideration;

(g)           It (i) is competent to understand and does understand the nature of the Units and Warrant Consideration, and (ii) is able to bear the economic risk of the Units and Warrant Consideration;

(h)           It is an accredited investor as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”);

(i)           It has significant prior investment experience, including investment in nonlisted and nonregistered securities, and recognizes the highly speculative nature of the Units and Warrant Consideration, and is able to bear the economic risk hereby assumed;

(j)           All information regarding the Company which was requested or desired by it has been furnished, all other documents which could be reasonably provided have been made available for inspection and review, and it believes that such information is sufficient to make an informed decision with respect to its acquiring the Units and Warrant Consideration;

(k)           It is acquiring the Units and Warrant Consideration for its own account, for investment, and not for distribution or resale to others; and

(l)           It may not assign or transfer the Units and/or Warrant Consideration except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended.

4.    COMPANY REPRESENTATIONS AND WARRANTIES.  As of the date hereof, the Company represents and warrants the following:

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(a)           It is free to enter into this Agreement and to perform each of its terms and covenants;

(b)           It is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement;

(c)           Its execution and performance of this Agreement is not a violation or breach of any other agreement between the Company and any other person or entity; and

(d)           This Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

5.    RELEASE BY TLR CONSULTING.  TLR Consulting, on behalf of itself, its predecessors, successors, assigns, partners, members, managers, affiliates, subsidiaries, officers, employees, attorneys, and agents, past, present and future, hereby fully, finally and completely RELEASE AND FOREVER DISCHARGE the Company and its predecessors, successors, assigns, partners, affiliates, subsidiaries, officers, shareholders, directors, employees, attorneys, and agents, past, present and future (the “Company Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, known or unknown, with respect to matters arising in connection with the Note (including principal, any interest thereon or other fees or obligations related thereto) that TLR Consulting had, now has, or hereafter may have against the Company Released Parties or any of them (the “TLR Consulting Claims”).  TLR Consulting hereby agrees that it will not assert, and that it is estopped from asserting, against any and all of the Company Released Parties, any TLR Consulting Claims that are released in this Agreement.

6.    INDEMNIFICATION.  TLR Consulting agrees to hold the Company, its subsidiaries, officers, directors, employees and agents and their respective heirs, representatives, successors, and assigns harmless and to indemnify them against all liabilities, costs, and expenses (including reasonable attorneys’ fees) incurred by them in connection with the transaction contemplated in this Agreement or as a result of any sale or distribution of the Units or Warrant Consideration by TLR Consulting in violation of this Agreement, the Participation Agreement, the Warrant Certificate or any applicable securities laws or any misrepresentation by TLR Consulting herein, including without limitation any claims made by any third persons in respect of any right to the Note or the indebtedness represented thereby.

7.    ENTIRE AGREEMENT.  This Agreement, the Participation Agreement and the Warrant Certificate constitute the entire agreement between the Parties as to the subject matter hereof.  There are no verbal understandings, agreements, representations or warranties that are not expressly set forth herein.  This Agreement shall not be changed orally, but only in writing signed by the Parties.

8.    SEVERABILITY.  Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

9.    BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefits of the Parties, their respective successors and assigns.

10.         GOVERNING LAW.  This Agreement shall be governed by and construed, enforced and interpreted in accordance with the laws of the State of Nebraska (without regard to principles of conflicts of laws).  The Parties consent to the sole and exclusive jurisdiction of the state courts and U.S. federal courts having jurisdiction in Douglas County, Nebraska for any dispute arising out of this Agreement.

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11.         COUNTERPARTS; ELECTRONIC DELIVERY.  This Agreement may be executed in any number of original counterparts, each of which having been so executed and delivered shall be deemed an original and all of which, collectively, shall constitute one agreement; it being understood and agreed that the signature pages may be detached from one or more such counterparts and combined with the signature pages from any other counterparts in order that one or more fully executed originals may be assembled.  A copy of an executed counterpart signature page signed by a Party may be delivered by facsimile or other electronic transmission and, upon such delivery, a print out of the transmitted signature of such Party will have the same effect as if a counterpart of this Agreement bearing an original signature of that Party had been delivered to the other Party.

[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in Omaha, Nebraska effective as of the day and year first above written.

TLR CONSULTING, LLC

By: TLR Consulting LLC
Name: /s/ Terry L Rohlfing
Title: Owner

GABRIEL TECHNOLOGIES CORPORATION

By: /s/ Ronald Gillum
Name: RONALD GILLUM
Title: President

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EXHIBIT A

FORM OF STOCK EQUIVALENT UNIT PARTICIPATION AGREEMENT

GABRIEL TECHNOLOGIES CORPORATION
STOCK EQUIVALENT UNIT
PARTICIPATION AGREEMENT

STOCK EQUIVALENT UNIT PARTICIPATION AGREEMENT (this “Agreement”) entered into this 5th day of May, 2008 (the “Effective Date”), between GABRIEL TECHNOLOGIES CORPORATION, a Delaware corporation (the “Corporation”), and TLR CONSULTING, LLC, a South Carolina limited liability company (the “Holder”).

WHEREAS, the Holder has loaned $175,000 to the Corporation, evidenced by or resulting in a note payable or other obligation of the Corporation to Holder (the “Obligation”), and has agreed to exchange the Obligation for 477,500 Units (as defined below), as well as certain other consideration, under that certain Obligation Exchange Agreement and Release between the Corporation and the Holder, dated as of May 5th, 2008 (the “Obligation Exchange Agreement”); and

WHEREAS, the Corporation and the Holder desire to memorialize and set out their respective rights and obligations with respect to the Units.

NOW, THEREFORE, in consideration of the mutual premises and undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  The following words have the following meanings for purposes of this Agreement.

(a)   “Change of Control” means the earliest date upon which one of the following events occurs:

(i)           Acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2)  of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the Shares (as defined below) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Corporation; provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee  benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliated company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B), or (C) of Subsection (ii) below);

(ii)           Consummation of a reorganization, merger, consolidation or sale or other disposition of all or a significant part of the assets (other than in the ordinary course of business) of the Corporation or of any of the Corporation’s wholly or partly owned subsidiary companies, including without limitation Trace Technologies, LLC, a Nebraska limited liability company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial holders of the Shares (as defined below) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such Business Combination, owns the Corporation or all or substantially all of the Corporation‘s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Shares immediately prior to such Business Combination, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Corporation’s Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iii)           Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(b)    “Dividend Distribution Date” means the date on which the Corporation pays a cash dividend to the holder of a Share.

(c)    “Settlement Date” means the date upon which the Stockholders of the Corporation receive proceeds resulting from a Change of Control.

(d)    “Share” means one share and “Shares” means more than one share of the Corporation’s issued and outstanding common stock, $0.001 par value, as the same is constituted from time to time.

(e)    “Stockholder” means a holder of Shares.

(f)    “Unit” means a contractual right of the Holder to receive a certain amount or value of property from the Corporation equal to a certain amount or value of property received by a Stockholder with respect to a Share, in accordance with the terms and conditions of this Agreement.

2.    Acknowledgement of Receipt of Units and Cancellation of Obligation.

(a)   The Holder hereby acknowledges receipt of 477,500 Units from the Corporation under the Obligation Exchange Agreement and agrees that such Units shall be subject to the terms and conditions of this Agreement.  Holder further acknowledges and agrees that such Units were received in exchange for the cancellation of the Corporation’s Obligation, as described in the Obligation Exchange Agreement.

(b)           The Corporation hereby acknowledges the issuance of 477,500 Units to the Holder under the Obligation Exchange Agreement and agrees that such Units shall be subject to the terms and conditions of this Agreement.  The Corporation further acknowledges and agrees that such Units were issued in exchange for the cancellation of the Corporation’s Obligation, as described in the Obligation Exchange Agreement.

3.           Rights of Holders of Units.  In accordance with the terms of this Agreement, on the Settlement Date and each Dividend Distribution Date, if any, the Holder of a Unit, with respect to each Unit held, shall be entitled to receive an amount equal to the value of the amount paid or distributed to each Stockholder with respect to each Share, in the form of cash or, at the election of the Corporation, other property with a value equal to the property otherwise distributable or payable under the terms of this Agreement.  Any such amount or distribution to which a Holder becomes entitled shall be paid or made by the Corporation to such Holder within five (5) Business Days (as defined below) of such Settlement Date or Dividend Distribution Date.  By way of illustration of the amounts or distributions to which a Holder may become entitled, if on the Settlement Date, a Stockholder of the Corporation receives $1.00 for each Share held by such Stockholder, then Holder will receive a cash payment equal to $1.00 times the number of Units held by Holder.  Similarly, if on the Settlement Date, each Stockholder of the Corporation receives 5 shares of common stock of the acquiring company, with a value of $2.00, for each Share held by such Stockholder, then Holder will receive, at the Corporation’s election, either (a) a cash payment equal to $2.00 times the number of Units held by Holder, or (b) 5 shares of common stock of the acquiring company for each Unit held by Holder.  Likewise, if on the Dividend Distribution Date, each Stockholder of the Corporation receives a Dividend Distribution Payment of $0.25 per Share in cash, then Holder will receive a cash payment equal to $0.25 times the number of Units held by the Holder.  The Corporation shall have the right to deduct, from any payment or distribution hereunder, any taxes required by law to be withheld from the Holder with respect to such payment or distribution and, in furtherance thereof, Holder shall provide any documentation or completed form as may be requested by Corporation related to or in connection with the determination of any such withholding.  For the avoidance of doubt, amounts will only be payable or distributable under this Agreement upon the occurrence of an event specifically described herein and, further, no amount shall be payable or distributable to a Holder upon the mere change in value of a Share in the absence of such occurrence.

4.           No Rights as a Stockholder.  The Holder, in its capacity as a Holder of Units, shall have no rights as a Stockholder of the Corporation.  No Shares or other equity interest in the Corporation shall be issued pursuant to this Agreement.

5.           Adjustments to Units; No Limitation on Corporation Action.

(a)           In the event of a change in the number of Shares by reason of the Corporation implementing any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, so long as such change does not result in a Change of Control, the Corporation shall adjust the number of Units issued to Holder in the Holder’s Account (as defined in Section 7) as is necessary and appropriate and, further, any such adjustment made shall be conclusive and binding on the parties hereto.

(b)           Notwithstanding the foregoing, the issuance by the Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units covered by this Agreement.

(c)           For the avoidance of doubt and without limiting the generality of the foregoing, the existence of the Units shall not affect in any manner the right or power of the Corporation to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business; (ii) any merger or consolidation of the Corporation; (iii) the dissolution or liquidation of the Corporation; (iv) any sale, transfer or assignment of all or any part of the assets or business of the Corporation; or (v) any other corporate act or proceeding, whether of a similar character or otherwise.

6.           Representations and Warranties of Holders of Units.  As of the Effective Date and the date of execution of the Obligation Exchange Agreement, the Holder represents and warrants that:

(a)           The Holder has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that the Holder reasonably considers important in connection with the Units, this Agreement, and the Obligation Exchange Agreement, and the Holder has had ample opportunity to ask questions of the Corporation’s representatives (and any such questions have been answered to Holder’s satisfaction) concerning such matters.

(b)           The Holder is fully aware of: (i) the highly speculative nature of the future potential financial returns on or from the Units, (ii) the financial risks and hazards involved in the future potential financial returns on or from the Units, and (iii) the tax consequences of executing and participating in this Agreement and the Obligation Exchange Agreement.

(c)           The Corporation has made no representations or warranties to the Holder with respect to the tax consequences (including, without limitation, the federal, state and local income tax consequences) related to or that could arise from executing and participating in this Agreement and the Obligation Exchange Agreement, and the Holder is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences.

(d)           The Holder has been advised that Holder should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into and participate in this Agreement and the Obligation Exchange Agreement and the tax, financial, and/or other consequences thereof, and, further, the Corporation has no responsibility to take or refrain from taking any action or actions in order to achieve a certain tax or financial result for the Holder.

7.           Stock Equivalent Unit Account.  Each Unit shall be evidenced by an entry on the books of the Corporation (an “Account”).  Each Account shall be the record of Units issued to Holder pursuant to the Obligation Exchange Agreement and this Agreement and shall be solely for accounting purposes.  Amounts payable or distributable hereunder shall be paid or distributed exclusively from the general assets of the Corporation, and no Holder entitled to payment or distribution hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of the Corporation from which a payment or distribution may be made.  The rights of a Holder of a Unit hereunder shall be solely those of an unsecured creditor of the Corporation.  The Corporation’s liability for payments or distributions hereunder, if any, shall be evidenced only by this Agreement.

8.           Restriction on Transfer.  The Units may not be assigned or transferred except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended.  If the Holder dies, the Units shall transfer to a person who acquired the right to the Units by bequest or inheritance. The Units shall not be subject to execution, attachment or similar process.  Any attempted assignment or transfer of the Units contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Units, shall be null and void and without effect.

9.           Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Holder, to the address set forth on the signature page hereto; and
if to the Corporation, to:

Gabriel Technologies Corporation
Attention: Ronald Gillum
4538 S. 140th Street
Omaha, NE  68137

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.  Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.  As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

10.           No Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

11.           Holder Undertaking / Indemnification.  The Holder hereby agrees to take whatever additional actions and execute whatever additional documents the Corporation or its counsel may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Holder pursuant to the express provisions of this Agreement.  Holder agrees to hold the Corporation, its subsidiary companies, officers, directors, employees and agents and their respective heirs, representatives, successors, and assigns harmless and to indemnify them against all liabilities, costs, and expenses (including reasonable attorneys’ fees) incurred by them as a result of any misrepresentation made by Holder herein or any other breach or violation by Holder of this Agreement or the Obligation Exchange Agreement.

12.           Governing Law.  This Agreement shall be governed by and construed, enforced and interpreted in accordance with the laws of the State of Nebraska (without regard to principles of conflicts of laws).  The Parties consent to the sole and exclusive jurisdiction of the state courts and U.S. federal courts having jurisdiction in Douglas County, Nebraska for any dispute arising out of this Agreement.

13.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

14.           Entire Agreement.  This Agreement, with the Obligation Exchange Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Gabriel Technologies Corporation

By: /s/ Ronald Gillum Name: Ronald Gillum Title: President

HOLDER:

TLR Consulting Name: /s/ [Terry L Rohlfing Address: 57 BAYWARD COVE HILTON HEAD IS S.C. 29928

EXHIBIT B

FORM OF WARRANT

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, exchanged or transferred in any manner in the absence of such registration or an opinion of counsel reasonably acceptable to the Company that no such registration is required.

WARRANT CERTIFICATE
FOR THE PURCHASE OF STOCK EQUIVALENT UNITS OF
GABRIEL TECHNOLOGIES CORPORATION
INCORPORATED UNDER THE LAWS OF
THE STATE OF DELAWARE

1.1           Basic Terms.   This certifies that, in connection with that certain Obligation Exchange Agreement and Release dated May 5th, 2008 by and between Gabriel Technologies Corporation, a Delaware corporation (the “Company”) and TLR Consulting, LLC, the registered owner set forth below, or its registered assigns (“Registered Owner”) is entitled, subject to the terms and conditions of this Warrant (this “Warrant”), until the Expiration Date set forth below, to purchase 477,500 stock equivalent units (“Units”), of the Company, from the Company at the Purchase Price shown below, on delivery of this Warrant to the Company with an exercise form, as provided by the Company (an “Exercise Form”), duly executed and payment of the Purchase Price (in cash or by certified or bank cashier’s check payable to the order of the Company) for each Warrant Unit purchased.  The term “Warrant Units,” as used herein, refers to the Units purchasable hereunder.

Registered Owner:	TLR Consulting, LLC

Purchase Price:	Forty Cents ($0.40) a Unit

Expiration Date:	3:00pm Central Time December 30, 2009, unless terminated sooner under this Warrant.

1.2           Company’s Covenants as to Units.   Upon exercise of this Warrant, both the Company and the Registered Owner purchasing Units pursuant to the terms of this Warrant shall enter into a Stock Equivalent Unit Participation Agreement in the form of Attachment 1 hereto (the “Participation Agreement”). The Units shall not be certificated, will be governed by the Participation Agreement, and will be represented solely by an account to be maintained by the Company as set forth in the Participation Agreement.

1.3           Method of Exercise; Fractional Units.   Subject to the provisions of this Warrant, this Warrant may be exercised, in whole or in part, at the option of the Registered Owner by (a) surrender of this Warrant to the Company together with a duly executed Exercise Form, and (b) payment of the Purchase Price.   No fractional Units are to be issued upon the exercise of this Warrant.  In lieu of issuing a fraction of a Unit remaining after exercise of this Warrant as to all full Units covered hereby, the Company shall either (a) pay therefor cash equal to the same fraction of the then current Purchase Price per Unit or, at its option, (b) issue scrip for the fraction, in registered or bearer form approved by the Board of Directors of the Company, which shall entitle the holder to receive a full Unit on surrender of scrip aggregating a full Unit.  Scrip may become void after a reasonable period (but not less than six months after the expiration date of this Warrant) determined by the Board of Directors and specified in the scrip.  In case of the exercise of this Warrant for less than all the Units available for purchase, the Company shall cancel the Warrant and execute and deliver a new Warrant of like tenor and date for the balance of the Units purchasable.

1.4           Adjustment of Units Available for Purchase.   The number of Units available for purchase hereunder and the Purchase Price per Unit are subject to adjustment from time to time by the Company as specified in this Warrant.

1.5           Limited Rights of Owner.   This Warrant does not entitle the Registered Owner to any voting rights or other rights as a stockholder or Unit holder of the Company, or to any other rights whatsoever except the rights herein expressed.  No dividends are payable or will accrue on this Warrant or the Warrant Units available for purchase hereunder until and except to the extent that this Warrant is exercised.

1.6           Exchange for Other Denominations.   This Warrant is exchangeable, on its surrender by the Registered Owner to the Company, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Units available for purchase hereunder in denominations designated by the Registered Owner at the time of surrender.

1.7           Transfer.   Except as otherwise above provided, this Warrant is transferable only on the books of the Company by the Registered Owner or by its attorney, on surrender of this Warrant, properly endorsed, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 1.13.

1.8           Recognition of Registered Owner.   Prior to due presentment for registration of transfer of this Warrant, the Company may treat the Registered Owner as the person exclusively entitled to receive notices and otherwise to exercise rights hereunder.

1.9           Adjustment to Units. In the event of a change in the number of outstanding shares of the Company’s common stock, $0.001 par value (“Common Stock”) by reason of implementation of any stock dividend or split, recapitalization or other similar corporate change, the Company shall proportionately adjust the Purchase Price and number of Units available for purchase under this Warrant as is necessary and appropriate (the price to the nearest cent) and, further, any such adjustment made shall be conclusive and binding on the Registered Owner. Irrespective of any adjustment or change in the Purchase Price or the number of Units purchasable under this or any other Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units available for purchase as the Purchase Price per Unit and the number of Units available for purchase were expressed in the Warrants when initially issued.

1.10           Notice of Adjustment.   On the happening of an event requiring an adjustment of the Purchase Price or the Units available for purchase hereunder, the Company shall forthwith give written notice to the Registered Owner stating the adjusted Purchase Price and the adjusted number and kind of securities or other property available for purchase hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.  The Board of Directors of the Company, acting in good faith, shall determine the calculation.

1.11           Notice and Effect of Certain Transactions.   In case a voluntary or involuntary dissolution, liquidation, or winding up of the Company, or a merger, consolidation, ale of all or substantially all of the assets of the Company or other similar transaction is at any time proposed, the Company shall give at least a 30 day written notice to the Registered Owner.  Such notice shall contain:  (a) the date on which the transaction is to take place; (b) the record date (which shall be at least 30 days after the giving of the notice) as of which holders of Units will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction; (d) a brief description of the distributions to be made to holders of Units as a result of the transaction; and (e) an estimate of the fair value of the distributions.  On the date of the transaction, if it actually occurs, this Warrant and all rights hereunder shall terminate.

1.12           Method of Giving Notice; Extent Required.   Notices shall be given by first class mail, postage prepaid, addressed to the Registered Owner at the address of the Owner appearing in the records of the Company.  No notice to the Registered Owner is required except as specified herein.

1.13           Restriction on Transfer.  The Warrant may not be assigned or transferred except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended.  If the Registered Owner dies, the Warrant shall transfer to a person who acquired the right to the Warrant by bequest or inheritance. The Warrant shall not be subject to execution, attachment or similar process.  Any attempted assignment or transfer of the Warrant contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Warrant, shall be null and void and without effect.

1.13    Cashless Exercise.  Notwithstanding anything to the contrary herein, the Warrants shall be eligible for “cashless exercise.” The Registered Owner may elect, in lieu of payment of the Purchase Price in cash, to convert this Warrant, in whole or in part, into a number of Warrant Units determined by dividing (i) (A) the aggregate Market Value of an equal number of shares of the Company’s Common Stock as the number of Units issuable upon exercise of this Warrant, minus (B) the aggregate Purchase Price of such Warrant Units, by (ii) the Market Value of one share of the Company’s Common Stock.  “Market Value” as of any date, means (x) the average of the last reported sale prices on the principal trading market for the Company’s Common Stock for the five trading days immediately preceding the date of any such determination, or (y) if market value cannot be calculated as of such date on the foregoing basis, Market Value shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company.  For example, if a cashless exercise were permitted, the Market Value on the date of exercise was $3.00 per share, and the Warrant was being exercised for 250,000 on such date, the Registered Owner could elect to exercise this Warrant for 216,666 Units on a cashless basis [((250,000 x $3.00) – (250,000 x $.40)), divided by $3.00 = 216,666 Units].  The manner of determining the Market Value of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

1.14    Governing Law.  THIS WARRANT SHALL BE GOVERNED AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE BODY OF LAW CONTROLLING CONFLICTS OF LAW.

1.15    Amendments.  This Warrant and any provision herein may only be amended by an instrument signed by the Company and the holder.

1.16    Severability and Savings Clause.  If any one or more of the provisions contained in this Warrant is for any reason (a) objected to, contested or challenged by any court, government authority, agency, department, commission or instrumentality of the United States or any state or political subdivision thereof, or any securities industry self-regulatory organization (collectively, “Governmental Authority”), or (b) held to be invalid, illegal or unenforceable in any respect, the Company and the holder agree to negotiate in good faith to modify such objected to, contested, challenged, invalid, illegal or unenforceable provision.  It is the intention of Company and the holder that there shall be substituted for such objected to, contested, challenged, invalid, illegal or unenforceable provision a provision as similar to such provision as may be possible and yet be acceptable to any objecting Governmental Authority and be valid, legal and enforceable. Further, should any provisions of this Warrant ever be reformed or rewritten by a judicial body, those provisions as rewritten will be binding, but only in that jurisdiction, on the holder and the Company as if contained in the original Agreement. The invalidity, illegality or unenforceability of any one or more provisions of this Warrant will not affect the validity and enforceability of any other provisions of this Warrant.

Dated this 5th day of May 2008.

GABRIEL TECHNOLOGIES CORPORATION

By: /s/ Ronald Gillum
Name: Ronald Gillum
Title: President

AGREED AND ACCEPTED:

TLR CONSULTING, LLC

By:  TLR Consulting LLC
Name: /s/ Terry L Rohlfing
Title: OWNER

ATTACHMENT 1

FORM OF STOCK EQUIVALENT UNIT PARTICIPATION AGREEMENT

GABRIEL TECHNOLOGIES CORPORATION
STOCK EQUIVALENT UNIT
PARTICIPATION AGREEMENT

STOCK EQUIVALENT UNIT PARTICIPATION AGREEMENT (this “Agreement”) entered into this 5th day of May, 2008 (the “Effective Date”), between GABRIEL TECHNOLOGIES CORPORATION, a Delaware corporation (the “Corporation”), and ________________________ (the “Holder”).

WHEREAS, the Holder has submitted an Exercise Form and tendered the applicable Purchase Price to purchase _______________ stock equivalent Units (defined below) as provided in that certain Warrant Certificate issued to Holder dated May 5th, 2008 (the “Warrant”);

NOW, THEREFORE, in consideration of the mutual premises and undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  The following words have the following meanings for purposes of this Agreement.

(g)   “Change of Control” means the earliest date upon which one of the following events occurs:

(i)           Acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2)  of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the Shares (as defined below) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Corporation; provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee  benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliated company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B), or (C) of Subsection (ii) below);

(ii)           Consummation of a reorganization, merger, consolidation or sale or other disposition of all or a significant part of the assets (other than in the ordinary course of business) of the Corporation or of any of the Corporation’s wholly or partly owned subsidiary companies, including without limitation Trace Technologies, LLC, a Nebraska limited liability company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial holders of the Shares (as defined below) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such Business Combination, owns the Corporation or all or substantially all of the Corporation‘s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Shares immediately prior to such Business Combination, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Corporation’s Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iii)           Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(h)    “Dividend Distribution Date” means the date on which the Corporation pays a cash dividend to the holder of a Share.

(i)    “Settlement Date” means the date upon which the Stockholders of the Corporation receive proceeds resulting from a Change of Control.

(j)    “Share” means one share and “Shares” means more than one share of the Corporation’s issued and outstanding common stock, $0.001 par value, as the same is constituted from time to time.

(k)    “Stockholder” means a holder of Shares.

(l)    “Unit” means a contractual right of the Holder to receive a certain amount or value of property from the Corporation equal to a certain amount or value of property received by a Stockholder with respect to a Share, in accordance with the terms and conditions of this Agreement.

2.           Acknowledgement of Receipt of Units and Cancellation of Obligation.

(a)           The Holder hereby acknowledges receipt of ________ Units from the Corporation upon exercise of the Warrant and agrees that such Units shall be subject to the terms and conditions of this Agreement.  Holder further acknowledges and agrees that such Units were received in exchange for the Purchase Price, as described in the Warrant.

(b)           The Corporation hereby acknowledges the issuance of ________Units to the Holder upon exercise of the Warrant and agrees that such Units shall be subject to the terms and conditions of this Agreement.  The Corporation further acknowledges and agrees that such Units were issued in exchange for the Purchase Price, as described in the Warrant.

3.           Rights of Holders of Units.  In accordance with the terms of this Agreement, on the Settlement Date and each Dividend Distribution Date, if any, the Holder of a Unit, with respect to each Unit held, shall be entitled to receive an amount equal to the value of the amount paid or distributed to each Stockholder with respect to each Share, in the form of cash or, at the election of the Corporation, other property with a value equal to the property otherwise distributable or payable under the terms of this Agreement.  Any such amount or distribution to which a Holder becomes entitled shall be paid or made by the Corporation to such Holder within five (5) Business Days (as defined below) of such Settlement Date or Dividend Distribution Date.  By way of illustration of the amounts or distributions to which a Holder may become entitled, if on the Settlement Date, a Stockholder of the Corporation receives $1.00 for each Share held by such Stockholder, then Holder will receive a cash payment equal to $1.00 times the number of Units held by Holder.  Similarly, if on the Settlement Date, each Stockholder of the Corporation receives 5 shares of common stock of the acquiring company, with a value of $2.00, for each Share held by such Stockholder, then Holder will receive, at the Corporation’s election, either (a) a cash payment equal to $2.00 times the number of Units held by Holder, or (b) 5 shares of common stock of the acquiring company for each Unit held by Holder.  Likewise, if on the Dividend Distribution Date, each Stockholder of the Corporation receives a Dividend Distribution Payment of $0.25 per Share in cash, then Holder will receive a cash payment equal to $0.25 times the number of Units held by the Holder.  The Corporation shall have the right to deduct, from any payment or distribution hereunder, any taxes required by law to be withheld from the Holder with respect to such payment or distribution and, in furtherance thereof, Holder shall provide any documentation or completed form as may be requested by Corporation related to or in connection with the determination of any such withholding.  For the avoidance of doubt, amounts will only be payable or distributable under this Agreement upon the occurrence of an event specifically described herein and, further, no amount shall be payable or distributable to a Holder upon the mere change in value of a Share in the absence of such occurrence.

4.           No Rights as a Stockholder.  The Holder, in its capacity as a Holder of Units, shall have no rights as a Stockholder of the Corporation.  No Shares or other equity interest in the Corporation shall be issued pursuant to this Agreement.

5.           Adjustments to Units; No Limitation on Corporation Action.

(a)           In the event of a change in the number of Shares by reason of the Corporation implementing any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, so long as such change does not result in a Change of Control, the Corporation shall adjust the number of Units issued to Holder in the Holder’s Account (as defined in Section 7) as is necessary and appropriate and, further, any such adjustment made shall be conclusive and binding on the parties hereto.

(b)           Notwithstanding the foregoing, the issuance by the Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units covered by this Agreement.

(c)           For the avoidance of doubt and without limiting the generality of the foregoing, the existence of the Units shall not affect in any manner the right or power of the Corporation to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business; (ii) any merger or consolidation of the Corporation; (iii) the dissolution or liquidation of the Corporation; (iv) any sale, transfer or assignment of all or any part of the assets or business of the Corporation; or (v) any other corporate act or proceeding, whether of a similar character or otherwise.

6.           Representations and Warranties of Holders of Units.  As of the Effective Date and the date of exercise of the Warrant, the Holder represents and warrants that:

(a)           The Holder has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that the Holder reasonably considers important in connection with the Units, this Agreement, and the Warrant, and the Holder has had ample opportunity to ask questions of the Corporation’s representatives (and any such questions have been answered to Holder’s satisfaction) concerning such matters.

(b)           The Holder is fully aware of: (i) the highly speculative nature of the future potential financial returns on or from the Units, (ii) the financial risks and hazards involved in the future potential financial returns on or from the Units, and (iii) the tax consequences of executing and participating in this Agreement and exercising the Warrant.

(c)           The Corporation has made no representations or warranties to the Holder with respect to the tax consequences (including, without limitation, the federal, state and local income tax consequences) related to or that could arise from executing and participating in this Agreement and exercise of the Warrant, and the Holder is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences.

(d)           The Holder has been advised that Holder should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into and participate in this Agreement and exercise of the Warrant and the tax, financial, and/or other consequences thereof, and, further, the Corporation has no responsibility to take or refrain from taking any action or actions in order to achieve a certain tax or financial result for the Holder.

7.           Stock Equivalent Unit Account.  Each Unit shall be evidenced by an entry on the books of the Corporation (an “Account”).  Each Account shall be the record of Units issued to Holder pursuant to the Warrant and this Agreement and shall be solely for accounting purposes.  Amounts payable or distributable hereunder shall be paid or distributed exclusively from the general assets of the Corporation, and no Holder entitled to payment or distribution hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of the Corporation from which a payment or distribution may be made.  The rights of a Holder of a Unit hereunder shall be solely those of an unsecured creditor of the Corporation.  The Corporation’s liability for payments or distributions hereunder, if any, shall be evidenced only by this Agreement.

8.           Restriction on Transfer.  The Units may not be assigned or transferred except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended.  If the Holder dies, the Units shall transfer to a person who acquired the right to the Units by bequest or inheritance. The Units shall not be subject to execution, attachment or similar process.  Any attempted assignment or transfer of the Units contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Units, shall be null and void and without effect.

9.           Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Holder, to the address set forth on the signature page hereto; and
if to the Corporation, to:

Gabriel Technologies Corporation
Attention: Ronald Gillum
4538 S. 140th Street
Omaha, NE  68137

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.  Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.  As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

10.           No Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

11.           Holder Undertaking / Indemnification.  The Holder hereby agrees to take whatever additional actions and execute whatever additional documents the Corporation or its counsel may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Holder pursuant to the express provisions of this Agreement.  Holder agrees to hold the Corporation, its subsidiary companies, officers, directors, employees and agents and their respective heirs, representatives, successors, and assigns harmless and to indemnify them against all liabilities, costs, and expenses (including reasonable attorneys’ fees) incurred by them as a result of any misrepresentation made by Holder herein or any other breach or violation by Holder of this Agreement or theWarrant.

12.           Governing Law.  This Agreement shall be governed by and construed, enforced and interpreted in accordance with the laws of the State of Nebraska (without regard to principles of conflicts of laws).  The Parties consent to the sole and exclusive jurisdiction of the state courts and U.S. federal courts having jurisdiction in Douglas County, Nebraska for any dispute arising out of this Agreement.

13.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

14.           Entire Agreement.  This Agreement, with the Warrant, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

[remainder of page intentionally left blank -- signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Gabriel Technologies Corporation

By: /s/ Ronald Gillum Name: Ronald Gillum Title: President

HOLDER:

TLR Consulting Name: /s/ [Terry L Rohlfing Address: 57 BAYWARD COVE HILTON HEAD IS S.C. 29928